Consent Of Independent Auditors




         We consent to the references to our firm under the captions "Auditors" and "Statement of Assets and Liabilities" in the Statement of Additional Information and to the use of our report dated March 18, 1997 in Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A (No. 333-18653).





                                              /s/Ernst & Young LLP
                                              Ernst & Young, LLP





Cincinnati, Ohio
April 18, 1997